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                               EXHIBIT 23 (j)(ii)



                             CONSENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM





              We consent to the references to our Firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 30 to the Registration Statement (Form N-1A No. 2-66073) dated October 30, 2004, of NRM Investment Company of our report dated October 1, 2004, included in the 2004 annual report to shareholders of NRM Investment Company.

                                      /s/ BEARD MILLER COMPANY LLP



Reading, Pennsylvania
October 29, 2004